EXHIBIT 32.1
ENCOMPASS GROUP AFFILIATES, INC. (FORMERLY ADVANCED
COMMUNICATIONS TECHNOLOGIES, INC.)
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Encompass Group Affiliates, Inc. (the “Company”) on Form 10-QSB for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wayne I. Danson, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Encompass Group Affiliates, Inc. and will be retained by Advanced Communications Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 14, 2008

/s/ Wayne I. Danson
Wayne I. Danson
President and Chief Executive Officer